Filed Pursuant to Rule 424(b)(2)
Registration No. 333-178960

Relative Performance Securities

UBS AG

February 28, 2013

PRODUCT SUPPLEMENT (To Prospectus dated January 11, 2012)

Product Supplement

Relative Performance Securities

Linked to Shares of an Exchange Traded Fund and an Index, Two Indices or Shares of Two Exchange Traded Funds

UBS AG from time to time may offer and sell Relative Performance Securities, which we refer to as “Securities”, linked to the performance of one specified index or shares of one specified exchange traded fund (the “long asset”) relative to another specified index or shares of another exchange traded fund (the “short asset” and together the “underlying assets”). This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The specific terms of any Securities that we offer, including the names of the underlying assets to which the return on the Securities are linked and the specific manner in which such Securities may be offered, will be described for each particular offering of the Securities in an applicable pricing supplement to this product supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this product supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. Except as otherwise described in the applicable pricing supplement, the general terms of the Securities are described in this product supplement and include the following:

Issuer:	UBS AG (“UBS”)

Booking Branch:	The booking branch of UBS will be specified in the applicable pricing supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

No Coupon:	We will not pay you interest during the term of the Securities, unless otherwise specified in the applicable pricing supplement.

Principal Amount:	Unless otherwise specified in the applicable pricing supplement, each Security will have a principal amount of $10.00 per Security (with a minimum investment of 100 Securities for a total of $1,000).

Payment at Maturity:	At maturity, UBS will pay a cash payment per Security that you hold, the amount of which is based on the performance of the long asset relative to short asset from the trade date to the final valuation date described below:

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If the long asset return is equal to or greater than the short asset return, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay a return equal to the product of (i) your principal amount multiplied by (ii) the relative return multiplied by (iii) a participation rate (the “participation rate”). The participation rate on the Securities will be specified in the applicable pricing supplement.

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If the long asset return is less than the short asset return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative relative return, for a return equal to:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the relative return is negative, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the relative return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Relative Return:	A percentage equal to the long asset return minus the short asset return.

Expressed as a formula:

Long Asset Return – Short Asset Return

Asset Return:	For each of the underlying assets, the quotient, expressed as a percentage, of (i) the final asset level minus the initial asset level, divided by (ii) the initial asset level.

Expressed as a formula:

Final Asset Level – Initial Asset Level
Initial Asset Level

Long Asset Return:	The asset return calculated in respect of the long asset.

Short Asset Return:	The asset return calculated in respect of the short asset.

Initial Asset Level:	The closing level of each of the underlying assets determined on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).

Final Asset Level:	Unless otherwise specified in the applicable pricing supplement, the “final asset level” is the closing level of each of the underlying assets determined on a date specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein (the “final valuation date”).

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable pricing supplement.

Calculation Agent:	UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Securities, including any changes to the terms specified in this product supplement.

See “Risk Factors” beginning on page PS-15 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on page PS-7.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Product supplement dated February 28, 2013

ADDITIONAL INFORMATION ABOUT THE RELATIVE PERFORMANCE SECURITIES

You should read this product supplement together with the prospectus dated January 11, 2012, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series A, of which the Securities are a part, the index supplement dated January 24, 2012, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable pricing supplement related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated January 11, 2012: http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

➢	Index Supplement dated January 24, 2012: http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date for each offering of the Securities, UBS AG will prepare a pricing supplement that, in addition to specifying the underlying assets and any changes to the general terms specified below, will also include the specific pricing terms for that issuance. Any applicable pricing supplement should be read in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean Relative Performance Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated January 11, 2012. References to the “index supplement” mean the UBS index supplement dated January 24, 2012, of UBS. References to the “applicable pricing supplement” mean the applicable pricing supplement that describes the specific terms of your Securities unless the context otherwise requires.

What Are the Relative Performance Securities?

The Relative Performance Securities (“Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG whose return is linked to the performance of one specified index or shares of one specified exchange traded fund (the “long asset”) relative to another specified index or shares or another exchange traded fund (the “short asset” and together the “underlying assets”). The underlying assets will be specified in the applicable pricing supplement to this product supplement.

Unlike ordinary debt securities, UBS will not pay periodic interest and will not necessarily pay the principal amount of the Securities at maturity. At maturity, UBS will pay an amount in cash that is based on the relative return which is a percentage equal to (i) direction of and percentage change in the level of the long asset from the trade date to the final valuation date, referred to as the “long asset return”, minus (ii) the direction of and percentage change in the level of the short asset from the trade date to the final valuation date, referred to as the “short asset return.” You must be willing to risk losing up to 100% of your principal amount invested if the relative return is negative. You must also be willing to accept that the Securities will not pay interest.

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

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If the long asset return is equal to or greater than the short asset return, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay a return equal to:

$10 + ($10 × Relative Return × Participation Rate)

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If the long asset return is less than the short asset return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative relative return, for a return equal to:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the relative return is negative, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the relative return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The applicable pricing supplement will specify the rate at which you will participate (the “participation rate”) in the relative return, and such rate will be set on the trade date.

The “asset return” is the difference between the final asset level and initial asset level of each of the underlying assets and is expressed as a percentage of the initial asset level. The asset return may be positive or negative and is calculated as follows:

Asset Return =	Final Asset Level – Initial Asset Level
Initial Asset Level

The “initial asset level” is the closing level of each of the underlying assets on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).

The “final asset level” is the closing level of each of the underlying assets determined on the final valuation date.

The “relative return” is a percentage equal to the long asset return minus the short asset return. The relative return may be positive or negative and is calculated as follows:

Relative Return =	Long Asset Return – Short Asset Return

The trade date and the final valuation date will be specified in the applicable pricing supplement.

If an event occurs that may require antidilution adjustments, as described under “General Terms of the Securities — Antidilution Adjustments” below, the calculation agent may make adjustments to the initial asset level of the affected underlying asset, including any adjustments not described in this product supplement or in the applicable pricing supplement, with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the relative performance of different underlying assets and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the relative performance of the underlying assets to which such offering is linked and will not depend on the performance of any other offering of the Securities.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this product supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms Will Be Described in Applicable Pricing Supplements

The specific terms of your Securities will be described in the applicable pricing supplement accompanying this product supplement. The terms described there modify or supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in connection with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable pricing supplement, an investment in the Securities may offer the following features:

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Participation in outperformance of long asset relative to short asset — If the long asset return is equal to or greater than the short asset return, the positive relative return will be enhanced by the participation rate, which will be set forth in the applicable pricing supplement. If the long asset return is less than the short asset return, you will be fully exposed to the negative relative return and will lose some or all of your initial investment.

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Full exposure to negative relative returns — If the long asset return is less than the short asset return, you will be fully exposed to the underperformance of the long asset relative to the short asset over the term of the Securities and you will lose some or all of your investment at maturity in an amount proportionate to the negative relative return.

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Potential for gain or loss in rising and falling markets — Investors may receive a positive return if both assets rise or if both assets fall, so long as the long asset outperforms the short asset. If the short asset outperforms the long asset, however, you will lose some or all of your investment, which may be the case even if one or both assets appreciate over the term of the Securities.

What Are Some of the Risks of the Securities?

An investment in any Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable pricing supplement.

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Risk of loss at maturity — The Securities differ from ordinary debt securities in that the issuer will not make periodic interest payments or necessarily repay the full principal amount of the Securities at maturity. UBS will only pay you the principal amount of your Securities in cash if the long asset return is equal to or greater than the short asset return and will only make such payment at maturity. If the long asset return is less than the short asset return, you will lose some or all of your initial investment in an amount proportionate to the negative relative return.

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The participation rate applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate specified in the applicable pricing supplement, or the full economic value of the Securities, and the return you realize may be less than the relative return even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

➢	No interest payments — UBS will not pay any interest with respect to the Securities.

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Credit risk of the Issuer — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

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Market risk — The return on the Securities, which may be positive or negative, is directly linked to the relative performance of the underlying assets and indirectly linked to the value of the stocks (“asset constituent stocks”), futures contracts on physical commodities (“asset commodities”) and other constituents (collectively, “asset constituents”) comprising the underlying assets. The level of the underlying assets can rise or fall sharply due to factors specific to such indices, ETFs or their asset constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

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Owning the Securities is not the same as owning the underlying assets or the asset constituents — The return on your Securities may not reflect the return you would realize if you actually owned the underlying assets or the asset constituents comprising the underlying assets. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying assets or the asset constituents may have.

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No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall. There can be no assurance that the level of the long asset will outperform the short asset. The final asset levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the asset constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying assets in general and the asset constituents in particular, and the risk of losing some or all of your initial investment.

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The calculation agent can make adjustments that affect the payment to you at maturity — If an underlying asset is an ETF, for certain corporate events affecting such underlying asset, the calculation agent may make adjustments to the initial asset level applicable to such underlying asset. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. For more information, see the section “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-31 of this product supplement. Regardless of any of the events discussed above, any payment on the Securities is subject to the creditworthiness of UBS.

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There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable pricing supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying assets; the volatility of such underlying assets; the dividend rate paid on any asset constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

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Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any asset constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of one or both of the underlying assets, may adversely affect the level(s) of the underlying assets and, therefore, the market value of the Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of asset constituent stocks comprising the underlying assets or trading activities related to the underlying assets or any asset constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

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You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has full exposure to any underperformance of the long asset relative to the short asset.

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You are seeking an investment that provides exposure to the performance of the long asset relative to the short asset rather than the outright performance of one or both assets and believe that the long asset will outperform the short asset over the term of the Securities.

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You would be willing to invest in the Securities if the participation rate was set equal to the bottom of the range for the anticipated participation rate for such offering of the Securities (the actual participation rate will be determined on the trade date for each offering of the Securities and will be specified in the applicable pricing supplement).

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You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuation in the performance of the long asset in relation to the short asset.

➢	You do not seek current income from your investment and are willing to forego dividends paid on any underlying asset or asset constituent stocks.

➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable pricing supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

➢	You require an investment designed to guarantee a full return of principal at maturity.

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You cannot tolerate the loss of some or all of your initial investment or are not willing to make an investment that has full exposure to any underperformance of the long asset relative to the short asset.

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You are not seeking an investment that provides exposure to the performance of the long asset relative to the short asset rather than the outright performance of one or both assets, or you believe that the short asset may outperform the long asset over the term of the Securities.

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You would be unwilling to invest in the Securities if the participation rate were set equal to the bottom of the indicated range specified on the cover hereof (the actual participation rate will be determined on the trade date).

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You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuation in the performance of the long asset in relation to the short asset.

➢	You seek current income from this investment or prefer to receive the dividends paid on any underlying asset or asset constituent stocks.

➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” on page PS-15 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-39 of the product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the long asset or short asset. If your Securities are so treated, you should generally recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

Further, there exists a significant risk that an investment in Securities that are linked to an exchange traded fund (“ETF”) or basket of ETFs or an index that include shares of an ETF, passive foreign investment corporation, real estate investment trust or other pass-thru entity will be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of the Securities being recharacterized as ordinary income and subject to an interest charge.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-40 of the product supplement.

The Internal Revenue Service, for example, might assert that you should be required to recognize taxable gain on any rebalancing or rollover of the long asset or short asset and if the long asset or short asset references commodities, that Section 1256 of the Internal Revenue Code should apply to your Securities.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) above should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-39 of the product supplement, unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

What Are the Steps to Calculate Payment at Maturity?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities:

Step 1: Calculate the Asset Return for each Underlying Asset

Calculate the Asset Return for each Underlying Asset

The asset return is the difference between the final asset level and initial asset level of each underlying asset and is expressed as a percentage of the initial asset level. The asset return may be positive or negative and is calculated as follows:

Asset Return =	Final Asset Level – Initial Asset Level
Initial Asset Level

The “initial asset level” is the closing level of each of the underlying assets determined on the trade date.

The “final asset level” is the closing level of each of the underlying assets determined on the final valuation date.

Step 2: Calculate the Relative Return

The relative return is the difference between the long asset return and the short asset return. The relative return may be positive or negative and is calculated as follows:

Relative Return =	Long Asset Return – Short Asset Return

Step 3: Calculate the Cash Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢	If the long asset return is equal to or greater than the short asset return, UBS will pay you for each Security that you hold a cash payment equal to:

$10 + ($10 × Relative Return × Participation Rate).

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If the long asset return is less than the short asset return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative relative return, for a return equal to:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the relative return is negative, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the relative return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Hypothetical examples of how the Securities perform

The examples below are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final asset levels of the underlying assets. We cannot predict the final asset level of the underlying assets. You should not take these examples as an indication or assurance of the expected performance of the underlying assets.

The following examples illustrates the calculation of the asset return, the relative return and the payment at maturity for a hypothetical Security with the following assumptions (actual terms for the Securities will be specified in the applicable pricing supplement):

Initial Asset Level for the Long Asset	1376.51
Initial Asset Level for the Short Asset	170.43
Participation Rate	150%

Example 1 — On the Final Valuation Date, the Long Asset closes at 1,720.64, which is 25% above the Initial Asset Level of 1,376.51, and the Short Asset closes at 153.39, which is 10% below the Initial Asset Level of 170.43.

Step 1: Calculate the Asset Return for each Underlying Asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
The Long Asset	1,376.51	1,720.64	25%
The Short Asset	170.43	153.39	-10%

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the Relative Return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

25% – (-10%) = 35% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is greater than the short asset return, UBS will repay the principal amount plus pay a return equal to the relative return multiplied by the participation rate. Accordingly, the payment at maturity of $15.25 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 × 35% × 150%) = $15.25

Example 2 — On the Final Valuation Date, the Long Asset closes at 1,720.64, which is 25% above the Initial Asset Level of 1,376.51, and the Short Asset closes at 213.04, which is 25% above the Initial Asset Level of 170.43.

Step 1: Calculate the Asset Return for each Underlying Asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
The Long Asset	1,376.51	1,720.64	25%
The Short Asset	170.43	213.04	25%

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the Relative Return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

25% – 25% = 0% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is equal to the short asset return, UBS will repay the principal amount plus pay a return equal to the relative return multiplied by the participation rate. Accordingly, the payment at maturity of $10 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return × Participation Rate)

$10 + ($10 x 0% x 150%) = $10

Example 3 — On the Final Valuation Date, the Long Asset closes at 1,514.16, which is 10% above the Initial Asset Level of 1,376.51, and the Short Asset closes at 213.04, which is 25% above the Initial Asset Level of 170.43.

Step 1: Calculate the Asset Return for each Underlying Asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
The Long Asset	1,376.51	1,514.16	10%
The Short Asset	170.43	213.04	25%

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the Relative Return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

10% – 25% = -15% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Accordingly, the payment at maturity of $8.50 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

= the greater of (i) $10 + ($10 x -15%) and (ii) $0

= the greater of (i) $8.50 and (ii) $0

Example 4 — On the Final Valuation Date, the Long Asset closes at 1,032.38, which is 25% below the Initial Asset Level of 1,376.51, and the Short Asset closes at 136.34, which is 20% below the Initial Asset Level of 170.43.

Step 1: Calculate the Asset Return for each Underlying Asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
The Long Asset	1,376.51	1,032.38	-25%
The Short Asset	170.43	136.34	-20%

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the Relative Return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

-25% – (-20%) = -5% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Accordingly, the payment at maturity of $9.50 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

= the greater of (i) $10 + ($10 x -5%) and (ii) $0

= the greater of (i) $9.50 and (ii) $0

Example 5 — On the Final Valuation Date, the Long Asset closes at 1,307.68, which is 5% below the Initial Asset Level of 1,376.51, and the Short Asset closes at 153.39, which is 10% below the Initial Asset Level of 170.43.

Step 1: Calculate the Asset Return for each Underlying Asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
The Long Asset	1,376.51	1,307.68	-5%
The Short Asset	170.43	153.39	-10%

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the Relative Return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

-5% – (-10%) = 5% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is greater than the short asset return, UBS will repay the principal amount plus pay a return equal to the relative return multiplied by the participation rate. Accordingly, the payment at maturity of $10.75 per $10 principal amount Security would be calculated as follows:

$10 + ($10 × Relative Return x Participation Rate)

$10 + ($10 x 5% x 150%) = $10.75

Example 6 — On the Final Valuation Date, the Long Asset closes at 481.78, which is 65% below the Initial Asset Level of 1,376.51, and the Short Asset closes at 255.65, which is 50% above the Initial Asset Level of 170.43.

Step 1: Calculate the Asset Return for each Underlying Asset.

Underlying Asset	Initial Asset Level	Final Asset Level	Asset Return
The Long Asset	1,376.51	481.78	-65%
The Short Asset	170.43	255.65	50%

The asset returns set forth in the table above reflect the performance of each underlying asset from the initial asset level to the final asset level, expressed as a percentage and calculated as follows:

Final Asset Level – Initial Asset Level

Initial Asset Level

Step 2: Calculate the Relative Return.

A percentage equal to the long asset return minus the short asset return, calculated as follows:

Long Asset Return – Short Asset Return

-65% – 50% = -115% Relative Return

Step 3: Calculate the Payment at Maturity.

Because the long asset return is less than the short asset return, UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative relative return. Accordingly, the payment at maturity of $0 per $10 principal amount Security would be calculated as follows:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0

= the greater of (i) $10 + ($10 x -115%) and (ii) $0

= the greater of (i) -$1.50 and (ii) $0

If the relative return is negative, you will lose some or all of your principal.

Hypothetical Payment Amounts on Your Securities

The applicable pricing supplement may include hypothetical calculations and tables or charts showing hypothetical examples of the performance of your Securities at maturity and the cash payment that could be delivered for each of your Securities on the stated maturity date based on a range of hypothetical initial asset levels or final asset levels and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical levels of the underlying assets on the final valuation date, could have on your payment at maturity, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on levels for the underlying assets that may not be achieved on the final valuation date and on assumptions regarding terms of the Securities that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amounts on your Securities on the stated maturity date may bear little or no relationship to the actual market value of your Securities on that date or at any other time, including any time over the term of the Securities that you might wish to sell your Securities. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Securities, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Securities might be, it may bear little relation to — and may be much less than — the financial return that you might achieve were you able to invest directly in the long asset, short asset or the asset constituents. The following factors, among others, may cause the financial return on your Securities to differ from the financial return you would receive by hypothetically investing directly in the long asset, short asset or the asset constituents:

➢

the return on such a hypothetical direct investment would depend primarily upon the relative appreciation or depreciation of the underlying assets during the term of the Securities, and not on whether the asset return of the long asset is greater than the asset return of the short asset.

➢

in the case of a hypothetical direct investment in the long asset or short asset comprised of asset constituent stocks or a direct investment in the asset constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	an investment directly in the underlying asset or asset constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment in the underlying asset or asset constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such asset constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

We describe various risk factors that may affect the market value of the Securities, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-15 of this product supplement.

We cannot predict the levels of the underlying assets during the term of your Securities or, therefore, whether the asset return of the long asset for any particular offering of the Securities will be greater than the asset return of the short asset. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment amount that will be delivered in respect of your Securities on the stated maturity date, nor should it be viewed as an indication of the financial return on your Securities or of how that return might compare to the financial return if you were able to invest directly in one or both of the underlying assets or the asset constituents.

Risk Factors

The return on the Securities is linked to the performance of the long asset relative to the short asset. Investing in the Securities is not equivalent to a direct investment in the long asset, short asset, or the asset constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the index supplement, the accompanying prospectus and the applicable pricing supplement, before investing in the Securities.

The Securities do not guarantee any return of principal at maturity. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not pay you interest on the Securities or necessarily repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is dependent on the relative return, which is the long asset return minus the short asset return. The outright performance levels of each underlying asset are not individually relevant to the return on the Securities. You will not realize a positive return on your investment in the Securities unless the relative return is positive, whereas a negative relative return will result in the loss of some or all of your investment. A negative relative return will result any time that (i) both underlying assets appreciate but the short asset appreciates by a greater percentage than the percentage that the long asset appreciates, (ii) the long asset depreciates while the short asset remains flat or appreciates, (iii) the long asset remains flat while the short asset appreciates or (iv) both underlying assets depreciate but the long asset depreciates by a greater percentage than the percentage that the short asset depreciates. Consequently, you will lose some or all of your investment if the short asset outperforms the long asset over the term of the Securities.

The participation rate applies only at maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the participation rate specified in the applicable pricing supplement, or the full economic value of the Securities, and the and the return you realize may be less than the relative return even if such return is positive. You can receive the full benefit of the participation rate from UBS only if you hold your Securities to maturity.

You will not receive interest payments on the Securities or dividend payments on any asset constituent stocks.

You will not receive any periodic interest payments on the Securities and you will not receive any dividend payments or other distributions on the asset constituent stocks.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

Owning the Securities is not the same as owning the underlying assets or the asset constituents.

The return on your Securities will not reflect the return you would realize if you actually owned the underlying assets or the asset constituents and held such investments for a similar period because:

➢

the return on such a hypothetical direct investment would depend primarily upon the relative appreciation or depreciation of the underlying assets during the term of the Securities, and not on whether the final asset level of the long asset is greater than the final asset level of the short asset.

➢

in the case of a hypothetical direct investment one or both of the underlying assets comprised of asset constituent stocks or a direct investment in the asset constituent stocks themselves, the return could include substantial dividend payments, which you will not receive as an investor in the Securities;

➢	an investment directly in the underlying assets or asset constituents is likely to have tax consequences that are different from an investment in the Securities; and

➢

an investment in the underlying assets or asset constituents may have better liquidity than the Securities and, to the extent there are commissions or other fees in relation to a direct investment in such underlying asset or asset constituents, such commissions or other fees may be lower than the commissions and fees applicable to the Securities.

Even if the long asset outperforms the short asset during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the long asset to outperform the short asset while the market value of the Securities declines.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the levels of the underlying assets will rise or fall. There can be no assurance that the level of the long asset will outperform the short asset. The final asset levels of the underlying assets will be influenced by complex and interrelated political, economic, financial and other factors that affect the asset constituents. You should be willing to accept the risks associated with the relevant markets tracked by the underlying assets in general and the asset constituents in particular, and the risk of losing some or all of your initial investment.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying assets.

Changes in the levels of the underlying assets relative to each other during the term of the Securities before the final valuation date specified in the applicable pricing supplement may not be reflected in the calculation of the amount payable, if any, at maturity of the Securities. The calculation agent will calculate the payment at maturity by comparing only the initial asset level of the underlying assets on the trade date relative to the final asset level of the underlying assets on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the performance of the long asset is greater than the performance of the short asset at certain times during the term of the Securities before the performance of the long asset falls to a level below the performance of the short asset on the final valuation date.

The Securities do not represent an investment in a basket of the underlying assets.

The Securities do not represent an investment in a basket of the underlying assets. If the short asset return exceeds the long asset return, the relative return will be negative and you will lose some or all of your principal, regardless of the outright performance of each of the underlying assets. Any increase in the level of the long asset may be offset or negated entirely by increases in the level of the short asset. You will not benefit from any increase in the level of the short asset, regardless of the performance of the long asset. In addition, a decline in the level of the short asset may not benefit you unless the long asset declines by a lesser amount as the return on the Securities is dependent on the relative performance of the underlying assets.

The calculation agent can postpone the determination of the initial asset level of one or both of the underlying assets or the final asset level of one or both of the underlying assets if a market disruption event occurs on the trade date or final valuation date, as applicable.

The determination of the initial asset level for one or both of the underlying assets or the final asset level of one or both of the underlying assets may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing with respect to one or both of the underlying assets on the trade date or final valuation date (as the case may be). If such a postponement occurs, the initial asset level or final asset level (as the case may be) will not be based on the closing level of the affected underlying assets on the originally scheduled determination date, but may be determined by the calculation agent in the manner described under “General Terms of the Securities-Market Disruption Event”, which may adversely affect the return on your investment in the Securities. Upon the delay of a determination date as set forth above, the calculation agent may delay any of the trade date, the settlement date, the final valuation date and the maturity date as it deems appropriate.

You have limited antidilution protection.

If an underlying asset is an ETF, for certain events affecting such underlying asset, the calculation agent may adjust the initial asset level applicable to such underlying asset. However, the calculation agent is not required to make an adjustment for every event that can affect the underlying assets. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustment will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, that described in this product supplement or the applicable pricing supplement as necessary to achieve an equitable result. You should refer to “General Terms of the Securities — Antidilution Adjustments” on page PS-31 and “General Terms of the Securities — Role of Calculation Agent” on page PS-37 for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by another issuer and not on an underlying asset.

If an ETF that is serving as an underlying asset is discontinued, delisted or trading of such underlying asset is suspended on its primary exchange, the determination as to the amount you receive at maturity may be based on a share of another exchange traded fund and not the underlying asset. Such discontinuance, delisting or suspension of trading of an underlying asset and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading of an underlying asset and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the relative return is positive. The potential returns described in the applicable pricing supplement are possible only in the case that you hold your Securities to maturity.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the

Securities. Generally, we expect that the levels of the underlying assets on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying assets (i.e., the frequency and magnitude of changes in the levels of the underlying assets over the term of the Securities);

➢	the composition of the underlying assets and changes to their respective asset constituents;

➢	the market prices of the asset constituents;

➢

the dividend rate paid on the asset constituent stocks (while not paid to the holders of the Securities, dividend payments on the asset constituent stocks may influence the market price of such asset constituent stocks and the levels of the underlying assets comprised of such asset constituent stocks, and therefore affect the market value of the Securities);

➢	interest rates in the U.S. market and each market related to the underlying assets;

➢	the time remaining to the maturity of the Securities;

➢

if an underlying asset is an ETF that invests in securities, futures contracts or commodities that are traded in non-U.S. markets, or if an underlying asset is substituted or replaced by a security that is quoted and traded in a foreign currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such assets are traded;

➢

if an underlying asset is an ETF, the fact that the ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢	the creditworthiness of UBS; and

➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the levels of the underlying assets and equity and commodity markets generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF AN UNDERLYING ASSET

The respective issuer of an underlying asset — and thus an underlying asset — is subject to various market risks.

Each company whose securities constitute the asset constituent stocks of an ETF or each futures contract or commodity that constitute the underlying assets of the ETF, are subject to various market risks. Consequently, the level of the underlying asset may fluctuate depending on the respective markets in which the asset constituents of such ETF trade. The level of the underlying asset can rise or fall sharply due to factors specific to the asset constituents such as equity or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general stock or commodity market volatility and levels, interest rates and economic and political conditions. The applicable pricing supplement will provide a brief description of the underlying assets to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by the issuer of an ETF with the Securities and Exchange Commission (“SEC”).

UBS and its affiliates have no affiliation with any issuer of an ETF and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any respective issuer of an ETF in any way and have no ability to control or predict their actions, including any actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these actions or any events or circumstances affecting an issuer of an ETF. The issuers of ETFs are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity. An issuer of an ETF may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any issuer of an ETF. None of the price you pay for the Securities will go to any issuer of an ETF.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective issuer of an ETF and the underlying assets from publicly available information, without independent verification. Neither we nor any of our affiliates will undertake an independent review or due diligence of any publically available information about the respective issuer of an ETF or the asset constituents. You, as an investor in the Securities, should make your own investigation into the respective issuers of an ETF and the underlying assets for your Securities. We urge you to review financial and other information filed periodically by the issuer of an ETF with the SEC.

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with any sponsor of the underlying assets that is an index (an “index sponsor”) that may be used to calculate the payment at maturity of the Securities (except for licensing arrangements discussed in the index supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying assets. If an index sponsor discontinues or suspends the calculation of the one of the underlying assets to which your Securities are linked, it may become difficult to determine the market value of the Securities and the payment at maturity. The calculation agent may designate a successor index. If the calculation agent determines that no successor index comparable to the affected index exists, the payment you receive at maturity will be determined by the calculation agent. See “General Terms of the Securities — Market Disruption Event” on page PS-29 and “General Terms of the

Securities — Role of Calculation Agent” on page PS-37. No index sponsor is involved in the offer of the Securities in any way. The index sponsors do not have any obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities or your payment at maturity.

Unless otherwise specified in the applicable pricing supplement, we have derived the information about the respective index sponsors and the underlying assets to which your Securities are linked from publicly available information, without independent verification. Neither we nor any of our affiliates will undertake an independent review or due diligence of any publicly available information about the relevant index sponsor or the underlying assets contained in the index supplement or any applicable pricing supplement. You, as an investor in the Securities, should make your own independent investigation into the relevant index sponsors and the underlying assets for your Securities.

Changes that affect the underlying assets will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of the index sponsors and/or fund advisors concerning the calculation of the underlying assets, additions, deletions or substitutions of the asset constituents and the manner in which changes affecting the asset constituents, the issuers of the asset constituent stocks (such as stock dividends, reorganizations or mergers) or the asset commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such asset commodity ceases to exist) are reflected in the underlying assets, could affect the levels of the underlying assets and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor or fund advisor changes these policies, for example by changing the manner in which it calculates the long asset or short asset, or if an index sponsor discontinues or suspends calculation or publication of any of the underlying assets, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the final asset level is not available because of a market disruption event or for any other reason, and no successor index is selected (as applicable), the calculation agent — which initially will be UBS Securities LLC, an affiliate of UBS — may determine the final asset level — and thus the amount payable at maturity — in a manner it considers appropriate.

Historical performance of the underlying assets should not be taken as an indication of the future performance of the underlying assets during the term of the Securities.

The market prices of the asset constituents will determine the level(s) of the underlying assets. The historical performance of the underlying assets should not be taken as an indication of the future performance of the underlying assets. As a result, it is impossible to predict whether the level of the underlying assets will rise or fall. Market prices of the asset constituents will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the market prices of such asset constituents.

Fluctuations relating to exchange rates may affect the value of your investment.

If an underlying asset is an ETF and it invests in securities, futures contracts or commodities that are traded on non-U.S. markets, the market price of the securities, futures contracts or commodities in which the ETF invests generally will be converted into the U.S. dollar value of those assets for purposes of calculating such ETF’s net asset value. Therefore, holders of Securities based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities, futures contracts or commodities trade. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. asset in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities, futures contracts or commodities in which an ETF invests will be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of any relevant security, futures contract or commodity on non-U.S. markets and, as a result, may affect the value of the Securities. As a consequence, such fluctuations could adversely affect an investment in the Securities if an underlying asset is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Securities if an underlying asset is an ETF that invests in securities, futures contracts or commodities that are quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the Securities in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear any such risks, which are substantial and material.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

Some or all of the asset constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges or, if an underlying asset is an ETF, it may invests in securities, futures contracts or commodities that are traded on non-U.S. markets. In addition, following delisting or suspension of trading of an ETF on its primary exchange, such underlying asset may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. exchanges, and trading on non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular

non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult for any index sponsor or fund advisor to enforce the laws or regulations of a non-U.S. country or exchange.

The long asset return and short asset return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any of the underlying assets whose asset constituents are traded in currencies other than the U.S. dollar.

Although the asset constituents for the underlying assets may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such asset constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the return of the underlying assets and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-27.

The Securities may be subject to currency exchange risk.

Because the market prices of the asset constituents may be converted into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying assets, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the countries represented in any such underlying asset. An investor’s net exposure will depend on the extent to which the foreign currencies of the asset constituents strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the foreign currencies in which such asset constituents are denominated, the level of any such underlying asset may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying asset and the United States of America; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to the underlying assets, the United States and other countries important to international trade and finance.

The value of the shares of an ETF may not completely track the value of the shares of the securities, futures contracts or commodities in which the ETF invests or the level of its respective underlying asset.

If an underlying asset is an ETF, you should be aware that, although the trading characteristics and valuations of the ETF will usually mirror the characteristics and valuations of the securities, futures contracts or commodities in which the ETF invests, the value of the ETF may not completely track the value of the securities, futures contracts or commodities in which that ETF invests. The value of the ETF will reflect transaction costs and fees that the securities, futures contracts or commodities in which the ETF invests do not have.

In addition, the ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “underlying index”). The correlation between the performance of an ETF and the performance of its underlying index may not be perfect.

Although the performance of an ETF seeks to replicate the performance of its underlying index, the ETF may not invest in all the securities, futures contracts or commodities comprising such underlying index but rather may invest in a representative sample of securities, futures contracts or commodities comprising such underlying index. Also, an ETF may not fully replicate the performance of its underlying index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such underlying index. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its underlying index. As a result of the foregoing, the performance of an ETF may not replicate the performance of its underlying index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share (i.e., its intrinsic economic value) of the ETF.

In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be sufficient liquidity in the trading market.

RISKS RELATED TO COMMODITY INDEX CHARACTERISTICS AND ISSUES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any of the underlying assets that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to a commodities index, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index that is comprised of commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as

“daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the levels of any of the underlying assets that is a commodity index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in any of the underlying assets and the markets for those index commodities during the term of your Securities. Sale prices for contracts with later expiration dates that are higher than the sale prices for contracts expiring earlier could adversely affect the value of any commodity index to which your Securities are linked and, accordingly, decrease the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in the underlying assets or asset constituents, futures, options, exchange -traded funds or other derivative products on such asset constituents or the underlying assets may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-38, UBS or its affiliates may hedge their obligations under the Securities by purchasing the underlying assets or asset constituents, futures or options on the asset constituents or the underlying assets, or exchange -traded funds or other derivative instruments with returns linked or related to changes in the performance of the asset constituents or the underlying assets, and they may adjust these hedges by, among other things, purchasing or selling the asset constituents, futures, options, or exchange -traded funds or other derivative instruments with returns linked or related to changes in the performance of the asset constituents or the underlying assets at any time. Although they are not expected to, any of these hedging activities may adversely affect the market prices of such asset constituents and/or the levels of the underlying assets and, therefore, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in the underlying assets or asset constituents and other investments relating to the asset constituents or the underlying assets on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of the asset constituents and the levels of the underlying assets and, therefore, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any asset constituents or the underlying assets. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying assets and the asset constituents that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the levels of the underlying assets, could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an ETF or an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the asset constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market prices of the asset constituent stocks and the levels of the underlying assets and, therefore, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the levels of the underlying assets or the market value of, and the return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying assets to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the cash payment, if any, at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the asset constituents or one or both of the underlying assets has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind hedge positions. See “Use of Proceeds and Hedging”. Since this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product supplement or the applicable pricing supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-39 of this product supplement and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Further, there exists a significant risk that an investment in Securities that are linked to one or more exchange traded funds (“ETFs”) or an index that induces shares of an exchange traded fund (“ETF”), passive foreign investment company, real estate investment trust or other pass-thru entity or to shares of ETFs will be treated as a “constructive ownership” transaction which could result in part or all of any long-term capital gain realized by you on sale or maturity of the Securities being recharacterized as ordinary income and subject to an interest charge.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-39 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

No Coupon

Unlike ordinary debt securities, UBS will not pay periodic interest on the Securities and will not necessarily repay any of the principal amount of the Securities at maturity.

Denomination

Each Security will have a principal amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Securities, your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

Payment at Maturity

Unless otherwise specified in the applicable pricing supplement, at maturity UBS will pay a cash payment per Security that you hold, calculated as follows:

➢

If the long asset return is equal to or greater than the short asset return, UBS will pay you for each Security that you hold a cash payment equal to your full principal amount plus pay a return equal to:

$10 + ($10 × Relative Return × Participation Rate)

➢

If the long asset return is less than the short asset return, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is proportionate to the negative relative return, for a return equal to:

the greater of (i) $10 + ($10 × Relative Return) and (ii) $0.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. You may lose some or all of your investment. Specifically, if the relative return is negative, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the relative return is less than zero, subject to a maximum loss under the Securities equal to your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

The applicable pricing supplement will specify the rate at which you will participate (the “participation rate”) in the relative return, and such rate will be set on the trade date.

The “asset return” is the difference between the final asset level and initial asset level of each of the underlying assets and is expressed as a percentage of the initial asset level. The asset return may be positive or negative and is calculated as follows:

Asset Return =	Final Asset Level – Initial Asset Level
Initial Asset Level

The “initial asset level” is the closing level of each of the underlying assets on the trade date (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments”).

The “final asset level” is the closing level of each of the underlying assets determined on the final valuation date.

The “relative return” is a percentage equal to the long asset return minus the short asset return. The relative return may be positive or negative and is calculated as follows:

Relative Return =	Long Asset Return – Short Asset Return

The trade date and the final valuation date will be specified in the applicable pricing supplement.

If an event occurs that may require antidilution adjustments, as described under “General Terms of the Securities — Antidilution Adjustments” below, the calculation agent may make adjustments to the initial asset level of the affected underlying asset, including any adjustments not described in this product supplement or in the applicable pricing supplement, with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the relative performance of different underlying assets and will be subject to the particular terms of the respective Securities set forth in the applicable pricing supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable pricing supplement. The performance of each offering of the Securities will depend solely upon the relative performance of the underlying assets to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the long asset or short asset (as the case may be), the maturity date will be automatically postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. The calculation agent may postpone the final valuation date for the long asset or short asset (as the case may be) if a market disruption event occurs or is continuing with respect to such underlying asset on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Event” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the long asset or short asset (as the case may be). In that event, the final valuation date for the disrupted underlying asset will be the first following trading day on which the closing level of such underlying asset is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying asset. In no event, however, will the final valuation date for the Securities be postponed by more than eight trading days with respect to any underlying asset.

A postponement of the final valuation date for one offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If final valuation date specified in the applicable pricing supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

For an underlying asset that is an index, unless otherwise specified in the applicable pricing supplement, the “closing level” of any of the underlying assets on any trading day will be determined based on the closing level of such index or any successor index or alternative calculation of such index published following the regular official weekday close of the principal trading session of the primary exchange for such asset constituents, as determined by the calculation agent.

For an underlying asset that is an ETF, unless otherwise specified in the applicable pricing supplement, the “closing level” for any of the underlying assets or any other security for which a closing level must be determined, on any trading day means:

➢

if an underlying asset (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing level), for such underlying asset (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which an underlying asset (or such other security) is listed or admitted to trading; or

➢

if, following certain events affecting an underlying asset or delisting or termination of an underlying asset, an underlying asset is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency, the official closing level for such non-U.S. security on the primary foreign exchange on which such non-U.S. security is listed (such closing level to be converted to U.S. dollars according to the conversion mechanism described below under “General Terms of the Securities — Antidilution Events — Delisting, Discontinuance or Modification of an ETF” on page PS-34); or

➢

if an underlying asset (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

➢

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for an underlying asset (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Event

The calculation agent will determine the initial asset level for the underlying assets on the trade date and the final asset level for the underlying assets on the final valuation date (each a “determination date”) based upon the closing levels of the underlying assets on each determination date specified in the applicable pricing supplement. As described above, a determination date may be postponed with respect to the long asset or short asset, and thus the determination of the initial asset level or final asset level of the underlying assets with respect to such determination date may be postponed, if the calculation agent determines that, on such determination date, a market disruption event has occurred or is continuing with respect to the long asset or short asset. If such a postponement occurs, the calculation agent will determine the initial asset level or final asset level for the underlying assets with reference to the closing level for the disrupted long asset or short asset on the first trading day on which no market disruption event occurs or is continuing with respect to such long asset or short asset. Notwithstanding the occurrence of one or more of the events below, which may, as determined by the calculation agent, constitute a market disruption event, the calculation agent may waive its right to postpone a determination date, if it determines that one or more of the events described below has not and is not likely to materially impair its ability to determine the closing level(s) of the long asset or short asset. In no event, however, will a determination date be postponed by more than eight trading days.

If a determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the initial asset level or final asset level for the underlying assets will be determined by the calculation agent. In such an event, the calculation agent will make an estimate of the initial asset level or final asset level of the underlying assets that would have prevailed in the absence of the market disruption event.

A market disruption event for either of the underlying assets will not necessarily be a market disruption event for the other underlying asset. If, on the originally scheduled determination date, no market disruption event with respect to a particular underlying asset occurs or is continuing, then the determination of the initial asset level or final asset level for such underlying asset will be made on the originally scheduled determination date, irrespective of the occurrence of a market disruption event with respect to the other underlying asset.

Any of the following will be a market disruption event with respect to an underlying asset related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in (i) if the underlying asset is an ETF, the primary market for such underlying asset, or (ii) if the underlying asset is an index, a material number of asset constituents of such index, for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such underlying asset or asset constituents;

➢

a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to such underlying asset or, if the underlying asset is an ETF, to the underlying index of such ETF or the securities, futures contracts, commodities or other assets constituting the assets of such ETF, or if the underlying asset is an index, to a material number of asset constituents of such index, in the primary market or markets for those contracts for more than two hours of trading or during the one hour before the close of trading in that market;

➢

any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of asset constituents of such underlying asset or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying asset or a material number of asset constituents in the primary market or markets for those options or contracts;

➢

if an underlying asset is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the securities, futures contracts or other assets which then comprise 20% or more of the value of the underlying assets of such ETF on the primary exchanges for such securities for more than two hours of trading, or during the one hour before the close of trading of such exchanges;

➢	a suspension, absence or material limitation of trading in any futures contract included in such underlying asset;

➢	a change in the settlement price of any futures contract included in such underlying asset by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual futures contract included in such underlying asset;

➢	such underlying asset is not published; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the asset constituents and instruments linked to such underlying asset generally.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢

a decision to permanently discontinue trading in the option or futures contracts relating to such underlying asset, in any asset constituents of such underlying asset or in any option or futures contracts related to such asset constituents or, if the underlying equity is an ETF, to the underlying index or underlying assets of the ETF.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to such underlying asset or any asset constituents of such underlying asset are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

If an underlying asset is an ETF, in contrast, for any offering of the Securities, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the underlying index or underlying assets of the ETF in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to the underlying assets or, if an underlying asset is an ETF, to the underlying index or asset constituents of the ETF in the primary market for those contracts.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

Antidilution Adjustments

For any offering of the Securities where an underlying asset is an ETF, the initial asset level is subject to adjustments by the calculation agent as a result of the dilution and other events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection” on page PS-17.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying asset that is an ETF and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of an underlying asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial asset level as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the initial asset level will be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the initial asset level.

If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial asset level for the first event, then adjust the adjusted initial asset level for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial asset level of the underlying assets. The calculation agent may make adjustments that differ from, or that are in addition to, those described in this product supplement if the calculation agent determines that any adjustments so described do not achieve an equitable result or otherwise. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying asset.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial asset level. The initial asset level resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying asset), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢

a subdivision, consolidation or reclassification of the underlying asset or a free distribution or dividend of shares of the underlying asset to existing holders of the underlying asset by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of the underlying asset of:

➢	additional shares of the underlying asset as described under “— Stock Dividends” below;

➢

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective issuer of an ETF equally or proportionately with such payments to holders of the underlying asset, or

➢	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢	the declaration by the respective issuer of an ETF of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying asset or other assets;

➢	a repurchase by the respective issuer of an ETF of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying asset.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection” on page PS-17.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of an ETF’s outstanding shares without any change in its shareholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If the underlying asset is subject to a stock split or a reverse stock split, then the initial asset level will be adjusted by dividing the prior initial asset level, by, the number of shares that a holder of one share of the underlying asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, an ETF issues additional shares to all holders of its outstanding shares in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If the underlying asset is subject to a stock dividend payable in shares of the underlying asset, then the initial asset level will be adjusted by dividing the prior initial asset level, by, the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying asset.

It is not expected that antidilution adjustments will be made to the initial asset level in the case of stock dividends payable in shares of the underlying asset that are in lieu of ordinary cash dividends payable with respect to shares of the underlying asset.

Other Dividends or Distributions

The initial asset level for a particular offering of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to the underlying asset, other than:

➢	stock dividends described under “— Stock Dividends” above;

➢	issuances of transferable rights and warrants with respect to the underlying asset as described under “— Transferable Rights and Warrants” below;

➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to the underlying asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying asset by an amount equal to at least 10% of the closing level of the underlying asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first day on which the underlying asset trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to the underlying asset and is payable in cash, the initial asset level will be adjusted by dividing the prior initial asset level, by, the ratio of the closing level of the underlying asset on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying asset equals:

➢

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying asset minus the amount per share of underlying asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for the underlying asset; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of the underlying asset that is both an extraordinary dividend and payable in underlying asset, or an issuance of rights or warrants with respect to the underlying asset that is also an extraordinary dividend, will result in adjustments to the initial asset level, as described under “— Stock Dividends” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the respective issuer of an ETF issues transferable rights or warrants to all holders of the underlying asset to subscribe for or purchase such underlying asset at an exercise price per share that is less than the closing level of such underlying asset on the trading day before the ex-dividend date for such issuance, then the initial asset level will be adjusted by dividing the prior initial asset level, by, the ratio of:

➢

the number of shares of the underlying asset outstanding at the close of business on the day before that ex-dividend date plus the number of additional shares of the underlying asset offered for subscription or purchase under those transferable rights or warrants, to

➢

the number of shares of the underlying asset outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of underlying asset offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing level on the trading day before that ex-dividend date.

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as the underlying asset (“original ETF”) is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed the underlying asset.

If an ETF serving as the underlying asset is delisted or trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the exchange traded fund, which is listed or approved for trading on a major U.S. exchange or market, whose exchange traded fund (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or asset constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the underlying asset and the calculation agent will determine the initial asset level by reference to the substitute ETF.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the asset constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the asset constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the underlying asset and the calculation agent will determine the initial asset level by reference to the replacement basket.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying index or the asset constituents of an ETF serving as the underlying asset are changed in a material respect, or if the ETF in any other way is modified so that the price of its shares do not, in the opinion of the calculation agent, fairly represent the price of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to arrive at a price of the shares of an ETF comparable to the ETF serving as the underlying asset, as if those changes or modifications had not been made, and determine the closing levels by reference to the price of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the price of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the price in order to arrive at a price of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Discontinuance of or Adjustments to an Index; Alteration of Method of Calculation

If any of the underlying assets are indices and any index sponsor discontinues publication of one or both of the underlying assets and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to such index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the affected index, asset return, relative return, initial asset level, final asset level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or both of the underlying assets is discontinued and that there is no successor index on any date when the level of such index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such index.

If the calculation agent determines that any asset constituents or the method of calculating one or both of the underlying assets has been changed at any time in any respect that causes the level of the affected index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the affected index, asset return, relative return initial asset level, final asset level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the relative return used to determine the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the asset constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the asset constituent stocks or their issuers or any other asset constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the affected index, asset return, relative return, initial asset level, final asset level and the amount payable at maturity or otherwise relating to the level of the affected index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Series A Medium-Term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A Medium-Term Notes, holders of specified percentages in principal amount of all Series A Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A Medium-Term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Medium-Term Notes, accelerating the maturity of the Series A Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants”.

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars, payable in respect of the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you in respect of your Securities. That cost will equal:

➢

the lowest amount, as determined by the calculation agent in the manner described in the following paragraph, that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two (2) business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due (the “due date”) and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five (5) business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the scheduled two business days objection period for the last default quotation period. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Trading Day

A “trading day” is a business day on which trading is generally conducted on the primary exchange(s) for one or both of the underlying assets or the constituent assets of such underlying assets, as determined by the calculation agent.

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

When we refer to a modified business day with respect to your Securities, we mean any day that is a modified business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus. As described in the prospectus, any payment on your Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “— Maturity Date” and “— Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the value of your Securities at maturity, market disruption events, business days, trading days, the default amount, the asset return, relative return, the initial asset level, the final asset level and the amount payable in respect of your Securities, in its sole discretion. All determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of an underlying asset or securities included in or linked to one or both underlying assets and/or listed and/or over-the-counter options, futures or exchange-traded funds on the asset constituents or one or both underlying assets prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in the underlying asset or asset constituents or other securities of issuers of the asset constituent stocks;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of one or both underlying assets or the value of the asset constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of the underlying asset or asset constituents or the level of other similar market indices or stocks, commodities or other assets;

➢

acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of U.S. or foreign equity or commodity markets, or

➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the underlying asset or asset constituents, listed or over-the-counter options or futures on the asset constituents, one or both underlying assets or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of one or both underlying assets or markets relating to the one or both underlying assets or asset constituents. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-15 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you are the original investor in the Securities and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a bank,

➢	a regulated investment company or a real estate investment trust,

➢	a life insurance company,

➢	a tax-exempt organization,

➢

a person that owns Securities as part of a straddle or a hedging or conversion transaction or other integrated transaction for tax purposes or enters into a “constructive sale” or a “wash sale” with respect to the Securities, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

Tax Treatment of Securities. In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat each of your Securities as single pre-paid derivative contract with respect to the long asset and short asset. The terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally not accrue any income with respect to the Securities during the term of the Securities and you should generally recognize gain or loss upon the sale, exchange or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. Subject to the “constructive ownership” rules of Section 1260 of the Code (discussed below), any such recognized gain of loss should be long-term capital gain or loss if you have held your Securities for more than one year, and short-term capital gain or loss otherwise. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Section 1260 of the Code. If a Security is linked to an equity interest in a “pass-thru entity,” including an exchange traded fund or other regulated investment company a real estate investment trust, partnership or passive foreign investment company, there is a substantial risk that the Security would be treated as a “constructive ownership transaction” under Section 1260 of the Code. A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” including a regulated investment company (such as the long asset if it is an exchange traded fund). Under the “constructive ownership” rules, if an investment in Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the Security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the Security).

All or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction” and recharacterized as ordinary income. Also, it is possible that if the Security provides for a return that is a multiple of the return of the long asset, the additional return due to the multiple could also be included as “Excess Gain.” Moreover, because the U.S. holder does not share in distributions made on the long asset, such distributions should be excluded from the calculation of the amount and character of gain, if any, that would have been realized had the U.S. holder held the long asset directly. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

Passive Foreign Investment Company. We will not attempt to ascertain whether the long asset would be treated as a “passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the Code. In the event that the issuer of any stock owned by the long asset were treated as a passive foreign investment company, certain adverse U.S. federal income tax consequences might apply. You should consult your tax advisor regarding the possible consequences to you in the event that one or more issuers of stock is or becomes a passive foreign investment company.

Alternative Treatments. Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

It is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, to the extent that an long asset or short asset includes commodities or commodity indices, it is possible that the Internal Revenue Service could assert that Section 1256 of the Internal Revenue Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities or the relevant portion of your Securities) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value).

In addition, if the long asset or short asset rebalances or rolls (including each time a warrant tracked by the short asset rolls), it is possible that you could be treated as disposing of your Securities on each rebalancing and/or roll date in return for new Security and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date.

The Internal Revenue Service could also possibly assert that (i) you should be treated as owning the components of the long asset or short asset, (ii) any gain or loss that you recognize upon the exchange or maturity of the Securities should be treated as ordinary gain or loss, (iii) you should be required to accrue interest income over the term of your Securities or (iv) you should be required to include in ordinary income an amount equal to any increase in an long asset or short asset that is attributable to ordinary income that is realized in respect of the asset components. There may also be a risk that the Internal Revenue Service could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer exposure to a short investment strategy. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on as annual basis with the all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Medicare Tax on Net Investment Income. Beginning in 2013, United States holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. United States holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets. Under recently enacted legislation, United States holders that are individuals (and to the extent provided in final regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢

payments of principal and interest on a Securities within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

➢	the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,

➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

➢	in certain circumstances, fails to comply with applicable certification requirements.

Under recent legislation, reporting requirements and backup withholding may also apply to certain payments to corporate United States holders.

Payment of the proceeds from the sale of a Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Securities that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,

➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Securities effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,

➢	a controlled foreign corporation for United States tax purposes,

➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

➢	a foreign partnership, if at any time during its tax year:

➢

one or more of its partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders. Subject to the discussion below, regarding Sections 897 and 871(m) of the Code and “FATCA” (discussed below), if you are not a United States holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status, including providing an IRS Form W-8. Gain from the sale or exchange of a Securities or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

We will not attempt to ascertain whether as any shares to which the Securities relates, whether an individual stock or a component of a stock index, is treated as a “United States real property holding corporation” as defined in section 897 of the Code. However, if an underlying stock or component stock is, in fact, a United States real property holding corporation, all or a portion of any gain to a non-U.S. Holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security may be subject to U.S. federal income tax on a net income basis. If a withholding agent were to treat the Securities as, in whole or in part, United States real property interests, all or a portion of the proceeds from a taxable disposition would generally be subject to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the Securities as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.-source dividends, including payments or adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Securities, may be treated as dividend equivalents that are subject to U.S. withholding tax. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Securities in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

If you are not a U.S. Holder, you should consult your own tax advisors concerning the application of United States federal income tax laws to your particular situation, as well as any consequences of the purchase, ownership and disposition of the Securities arising under the laws of any other taxing jurisdiction.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of labor has issued five prohibited transaction class exemptions (“The PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable pricing supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. (as the case may be) will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable pricing supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable pricing supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and pay those other securities dealers all or part of the discount or commission they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page PS-38, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.